                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                         FITZGERALDS GAMING CORPORATION




                           $5,882,000 Principal Amount
                                       of
                13% Priority Secured Notes Due December 31, 1998









                             NOTE PURCHASE AGREEMENT

--------------------------------------------------------------------------------



                          Dated as of December 30, 1996

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1.      DEFINITIONS................................................  1
        1.1     Terms Defined in the Indenture.............................  1
        1.2     Additional Definitions.....................................  1
        1.3     Rules of Construction......................................  3

SECTION 2.      PURCHASE AND SALE OF PRIORITY NOTES........................  3
        2.1     Issuance of Priority Notes.................................  3
        2.2     Purchase and Sale of Priority Notes........................  4
        2.3     Registration and Transfer of Priority Notes  ..............  4
        2.4     Payment of the Priority Notes..............................  5
        2.5     Optional and Mandatory Prepayments; Ratable Purchases......  6
        2.7     Back-Stop Fee..............................................  8
        2.8     Taxes......................................................  8
        2.9     Indemnification............................................  8

SECTION 3.      CLOSING CONDITIONS......................................... 10
        3.1     Delivery of Documents...................................... 10
        3.2     Legal Investment........................................... 12
        3.3     Payment of Expenses........................................ 13
        3.4     Compliance with this Agreement............................. 13
        3.5     Compliance with Laws....................................... 13
        3.6     Representations and Warranties............................. 13
        3.7     No Default................................................. 13
        3.8     Proceedings Satisfactory................................... 13
        3.9     No Legal Proceedings....................................... 14
        3.10    No Material Adverse Change................................. 14

SECTION 4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                AND THE SUBSIDIARY GUARANTORS.............................. 14
        4.1     Organization; Corporate Power.............................. 14
        4.2     Good Standing.............................................. 14
        4.3     Business................................................... 15
        4.4     Subsidiaries............................................... 15
        4.5     Authorization of Financing................................. 15
        4.6     No Conflict................................................ 15

                                                                           PAGE
                                                                           ----

        4.7   Governmental Approvals........................................ 16
        4.8   Due Execution and Delivery; Binding Obligations............... 16
        4.9   Securities Law Exemption...................................... 16
        4.10  First Supplemental Indenture.................................. 17
        4.11  Liens Securing Priority Note Obligations...................... 17
        4.12  Financial Condition; Ownership of Property.................... 18
        4.13  Litigation; Adverse Facts..................................... 18
        4.14  Payment of Taxes.............................................. 19
        4.15  No Indenture Defaults;  Main Street Option Agreement in Effect 19
        4.16  Las Vegas and Tunica Expansions............................... 19
        4.17  Governmental Regulation....................................... 20
        4.18  Disclosure.................................................... 20
        4.19  Licenses, Permits and Authorizations.......................... 20
        4.20  Hazardous Materials........................................... 20
        4.21  Margin Stock.................................................. 21
        4.22  Permitted Intercompany Notes.................................. 21
        4.23  Brokers....................................................... 22
        4.24  Solvency...................................................... 22

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF EACH
              PURCHASER..................................................... 22
        5.1   Purchase for Own Account...................................... 22
        5.2   Accredited Investor........................................... 23
        5.3   Authorization................................................. 23

SECTION 6.    COVENANTS..................................................... 24
        6.1   Additional Guarantors......................................... 24
        6.2   Indenture Covenants........................................... 24
        6.3   Note Documents................................................ 24
        6.4   Use of Proceeds............................................... 24
        6.5   Private Placement Number...................................... 25

SECTION 7.    GUARANTY...................................................... 25
        7.1   Guaranty...................................................... 25
        7.2   Acceleration of Payment....................................... 25
        7.3   Guaranty Absolute and Unconditional  ......................... 25
        7.4   Guaranty Irrevocable and Continuing........................... 26
        7.5   Reinstatement................................................. 26

                                                                           PAGE
                                                                           ----

        7.6   Waiver  ...................................................... 26
        7.7   Subrogation................................................... 28
        7.8   Fraudulent Transfer Limitation  .............................. 29
        7.9   Contribution among Subsidiary Guarantors  .................... 29
        7.10  No Limitation of Liability.................................... 30
        7.11  Joint and Several Obligation.................................. 30
        7.12  Condition of the Company...................................... 30
        7.13  Amendment or Modification of Priority Notes Documents......... 31
        7.14  Payments Free and Clear of Taxes.............................. 31
        7.15  No Waiver; Remedies........................................... 32
        7.16  Remedies Cumulative........................................... 32
        7.17  Severally Enforceable......................................... 33

SECTION 8.    DEFAULTS AND REMEDIES......................................... 33
        8.1   Priority Notes Defaults....................................... 33
        8.2   Acceleration.................................................. 34
        8.3   Enforcement of Security....................................... 34
        8.4   Right of Set-off.............................................. 35
        8.5   Remedies Cumulative........................................... 35

SECTION 9.    AMENDMENTS AND WAIVERS........................................ 35

SECTION 10.   MISCELLANEOUS................................................. 36
        10.1  Survival of Representations and Warranties.................... 36
        10.2  Entire Agreement.............................................. 36
        10.3  Successors and Assigns........................................ 37
        10.4  Disclosure to Other Persons................................... 37
        10.5  Notices....................................................... 37
        10.6  Descriptive Headings.......................................... 38
        10.7  Satisfaction Requirement...................................... 38
        10.8  Independence of Covenants..................................... 38
        10.9  Severability.................................................. 38
        10.10 Waiver of Jury Trial; Consent to Jurisdiction................. 38
        10.11 Waiver of Claim for Special, Indirect,
              Consequential and Punitive Damages............................ 39
        10.12 Governing Law................................................. 39
        10.13 Counterparts.................................................. 40
        10.14 Dating........................................................ 40

                                                                           PAGE
                                                                           ----

                               ANNEX

1                   Accretion Schedule
2                   Purchaser Schedule

                             EXHIBITS

A                   Form of Priority Notes
B                   First Supplemental Indenture
C                   Global Amendment to Collateral Documents
D                   Certificate of Trustee
E-1                 Amendment to Deed of Trust (Nevada)
E-2                 Amendment to Deed of Trust (Mississippi)
E-3                 Amendment to Preferred Ship Mortgage
F                   Opinion of Hughes Hubbard & Reed LLP
G                   Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey
H-1                 Opinion of Mississippi counsel
H-2                 Opinion of Colorado counsel
I                   Opinion of Cara Brown, General Counsel
J                   Opinion of Latham & Watkins
K                   Officers' Certificate
L                   Receipt for Funding


                             SCHEDULES

4.4                 Issued and Outstanding Stock of Company Subsidiaries
4.7                 Governmental Approvals
4.16(a)             Las Vegas Project and Tunica Project Unpaid Project Costs
4.16(b)             Mechanics Liens

                             NOTE PURCHASE AGREEMENT

                  This NOTE PURCHASE AGREEMENT is dated as of December 30, 1996 (this "Agreement") and entered into by and among (i) FITZGERALDS GAMING CORPORATION, a Nevada corporation (the "Company"), (ii) FITZGERALDS SOUTH, INC., a Nevada corporation, FITZGERALDS RENO, INC., a Nevada corporation, FITZGERALDS INCORPORATED, a Nevada corporation, FITZGERALDS LAS VEGAS, INC., a Nevada corporation, FITZGERALDS FREMONT EXPERIENCE CORPORATION, a Nevada corporation, FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation formerly known as Polk Landing Entertainment Corporation, and FITZGERALDS BLACK HAWK, INC., a Nevada corporation (collectively, the "Subsidiary Guarantors"), and (iii) the purchasers listed on the signature pages hereto (each a "Purchaser" and collectively, the "Purchasers").

                  In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS

1.1      Terms Defined in the Indenture

                  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture dated as of December 19, 1995 delivered by the Company and the Subsidiary Guarantors to First Interstate Bank of Nevada, N.A., as trustee, as amended as of the Closing Date pursuant to the First Supplemental Indenture dated as of December 30, 1996 entered into by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as successor trustee (the "Indenture"), on the terms and conditions and in the form in effect on the Closing Date without giving effect to any subsequent amendment thereto, waiver thereunder or discharge thereof, except any amendment or waiver expressly approved in writing in accordance with Section 9.

1.2      Additional Definitions

                  As used in this Agreement:

                  "ACCOUNT MANAGER" means each Purchaser, if any, duly authorized to act as attorney-in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Priority Notes thereunder.

                  "ACCRETED VALUE" means, as to each Priority Note, (i) on and after December 31, 1998, if the maturity of the Priority Notes has not been accelerated pursuant to Section 8.2, 100% of the then Outstanding Stated Amount of such Priority Note, (ii) as of any date of determination that occurs prior to December 31, 1998 and is listed on the Accretion Schedule, an amount determined by applying the percentage set forth next to such date in the Accretion Schedule to the then Outstanding Stated Amount of such Priority Note, and (iii) as of any date of determination that falls between any two dates listed on the Accretion Schedule, an amount determined by applying an interpolated percentage, based on the percentage set forth next to each of such two dates in the Accretion Schedule and the portion of the period between them that has elapsed on such date of determination, to the then Outstanding Stated Amount of such Priority Note.

                  "ACCRETION SCHEDULE" means the schedule attached as Annex 1 hereto.

                  "BENEFICIARY" is defined in Section 7.1.

                  "CLOSING" is defined in Section 2.2(b).

                  "CLOSING DATE" is defined in Section 2.2(b).

                  "CONTINUING" means, as to any event constituting an Event of Default, that such event occurred and has not been cured or corrected or expressly waived in writing by the Required Priority Noteholders.

                  "DEFAULT PREMIUM" means, for any day when any Event of Default has occurred and is Continuing, additional interest on the face amount of all outstanding Priority Notes calculated at the rate of 2% per annum.

                  "EVENT OF DEFAULT" is not used as defined in the Indenture and, instead, means each of the occurrences described in Section 8.1

                  "EFFECTIVE EQUIVALENT RATE" means 22.615% per annum.

                  "GUARANTEED OBLIGATIONS" is defined in Section 7.1.

                  "INDENTURE EVENT OF DEFAULT" means any "Event of Default," as that term is defined in the Indenture.

                   "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (ii) a material adverse effect on the ability of the Company and the Subsidiary Guarantors to pay the Priority Notes when due or to perform their obligations under the Priority Notes Documents, or (iii) any material adverse change, after the Closing Date, in the enforceability of any rights purporting to be granted under the Priority Notes Documents or on the validity, perfection, priority or enforceability of any Liens securing Priority Note Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

                  "OUTSTANDING STATED AMOUNT" means, as to any Priority Note, the stated principal amount thereof, reduced as necessary to give effect to any partial prepayment of such Priority Note that has theretofore been made pursuant to Section 2.5(a) or Section 2.5(b).

                  "PRIORITY NOTES DOCUMENTS" means this Agreement, the Priority Notes, the First Supplemental Indenture (including the amendments to the Indenture made by the First Supplemental Indenture) and the Priority Notes Collateral Documents.

                  "PURCHASE PRICE" means $5,010,464.

                  "PURCHASER SCHEDULE" means the schedule attached as Annex 2 hereto.

                  "REQUIRED PRIORITY NOTEHOLDERS" means (i) on or prior to the Closing Date, the Purchasers, and (ii) thereafter, subject to the provisions of
Section 9, the registered holders of a majority in principal amount of Priority Notes then outstanding.

1.3      Rules of Construction

                  Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b)      "or" is not exclusive;

                  (c) words in the singular include the plural, and words in the plural include the singular;

                  (d) provisions apply to successive events and transactions;

                  (e) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                  (f) "including" and "include" are used for purposes of illustration or clarity and shall not qualify, characterize or limit the class in which an item is included; and

                  (g) references to a Section, when not qualified by reference to any other document, are references to the Sections in this Agreement.

SECTION 2.  PURCHASE AND SALE OF PRIORITY NOTES

2.1    Issuance of Priority Notes

                  (a) Authorization. On or before the Closing Date, the Company will have authorized the issuance of $5,882,000 aggregate principal amount of its 13% Priority Secured Notes due December 31, 1998 in substantially in the form attached hereto as Exhibit A and the sale of such Priority Notes on the Closing Date for the Purchase Price on the terms and conditions set forth herein.

                  (b) Form and Amount. The Priority Notes shall be issued on the Closing Date in substantially in the form attached hereto as Exhibit A and shall be dated as of the Closing Date. The aggregate principal amount of the Priority Notes issued on the Closing Date shall not exceed $5,882,000, and no Priority Notes shall thereafter be issued by the Company except pursuant to
Section 2.3.

2.2    Purchase and Sale of Priority Notes

                  (a) Purchase and Sale. The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company and the Subsidiary Guarantors set forth herein, each Purchaser agrees, severally and not jointly, to purchase Priority Notes in the stated principal amount set forth below such Purchaser's name on the Purchaser Schedule, at a purchase price equal to 85.183% of such stated principal amount and, in the aggregate for all Purchasers, equal to the Purchase Price.

                  (b) Closing. The purchase and sale of the Priority Notes shall take place at a closing (the "Closing") at the offices of Schreck, Jones, Bernhard, Woloson & Godfrey in Las Vegas, Nevada at 10:00 a.m. on December 30, 1996, or such other business day on or prior to December 31, 1996, as may be agreed by the Purchasers and the Company (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser the Priority Notes to be purchased by such Purchaser (for the amount of its aggregate purchase commitment and registered in its name or in such other permitted denominations and registered in such other name as may be set forth as to such Purchaser in the Purchaser Schedule), dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least one Business Days prior to the Closing. If, at the Closing, the Company fails to tender any of the Priority Notes to the Purchasers or any condition set forth in Section 3 is not satisfied or waived by the Purchasers, each Purchaser shall be relieved of its obligation to purchase the Priority Notes.

2.3      Registration and Transfer of Priority Notes

                  (a) Issued in Registered Form. The Priority Notes shall be issued as registered notes only, each without coupons in denominations of at least $100,000 or any smaller denomination upon transfer of any Priority Note on which the outstanding principal amount is less than $100,000.

                  (b) Transfer. Subject only to applicable securities laws, the Purchaser and each other holder of any of the Priority Notes shall have the unqualified right freely and without any restriction or limitations whatsoever, and both before and after the maturity of the Priority Notes, (i) to sell, pledge or otherwise transfer any of the Priority Notes in any denomination permitted under Section 2.3(a) and in any transaction to any Person, and (ii) to sell or grant participations or other interests in any of the Priority Notes to any Person while remaining a holder thereof for purposes of the Priority Notes Documents and giving the owner of such participation or interest such approval or consent rights as such holder and owner may privately agree.

                  (c) Maintenance of Office. The Company will maintain, in The City of New York, an office where the Company shall maintain a note register of all registered holders of Priority Notes. The Company will allow any holder of any Priority Note to inspect and copy such note register at such office during normal business hours, without any other restriction as to the time, frequency or purpose thereof.

                  (d) Exchange and Reissuance. Upon surrender of any Priority Notes for registration of transfer or for exchange into other authorized denominations at the office in The City of New York maintained by the Company pursuant to Section 2.3(c), the Company shall at its expense execute and deliver new Priority Notes in the same aggregate amount, dated the Closing Date and in such denominations and registered in such name as the registered holder of the surrendered Priority Note may direct. If the Company receives, at such office, an affidavit of the registered holder of any Priority Note or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of such Priority Note, together with indemnity reasonably satisfactory to the Company, the Company will execute and deliver at such office a new Priority Note on the identical terms.

                  (e) Registered Holder Deemed Owner. Until a Priority Note is surrendered for registration of transfer, duly endorsed, the Company may treat the registered holder thereof as the owner and holder of such Priority Note for all purposes, and the Company shall not be affected by notice to the contrary.

                  (f) Surviving Obligations. Notwithstanding any registration or transfer of any Priority Note, each Purchaser, each prior or current beneficial owner and each prior or current registered holder of each Priority Note shall be and remain entitled to enforce all obligations of the Company and Subsidiary Guarantors under the Priority Notes Documents, including expense reimbursement, tax and indemnification obligations, that survive the repayment of the Priority Notes.

2.4    Payment of the Priority Notes

                  (a) Payment of Principal. The Company promises to pay the stated principal amount of each Priority Note to the registered holder thereof on December 31, 1998. If the maturity of the Priority Notes is accelerated pursuant to Section 8.2, the Company promises to pay the Accreted Value of each Priority Note, determined as of the date such acceleration becomes effective, to the registered holder thereof. Presentment of the Priority Notes for payment and, to the fullest extent permitted by law, all other demands for payment and notices of nonpayment of the Priority Notes are hereby waived.

                  (b) Payment of Interest. The Company promises to pay interest on each Priority Note (i) through and including December 31, 1998, if the maturity of the Priority Notes has not been accelerated, at the rate of 13% per annum applied to the Outstanding Stated Amount of such Priority Note from time to time as interest accrues, computed on the basis of a year of 360 days consisting of 12 months of 30 days each and payable semi-annually on each June 30 and December 31, commencing June 30, 1997, to the registered holder of such Priority Note on the fifteenth day of such month, plus, for any day on which any Event of Default has occurred and is Continuing, the Default Premium, payable on demand to the registered holder of such Priority Note on the date such Default Premium is paid, and (ii) commencing on the day on which the Priority Notes are due and payable in full (whether at maturity or by acceleration or otherwise), at the Effective Equivalent Rate plus the Default Premium, applied to the Accreted Value of such Priority Note on the day the Priority Notes became due and payable in full, payable on demand to the registered holder of such Priority Note on the date payment is made.

2.5    Optional and Mandatory Prepayments; Ratable Purchases

                  (a) Voluntary Prepayment. The Company may prepay the Priority Notes at any time, in whole or in part, but only by paying the Accreted Value of all outstanding Priority Notes determined as of the date on which the prepayment is made (or, in the case of a prepayment in part, by paying a portion of such Accreted Value) plus all interest accrued and unpaid on the Priority Notes as of such date (or, if only a portion of such Accreted Value is prepaid, an equivalent portion of such interest). Each prepayment in part shall be made in accordance with this Section 2.5 and in a minimum amount of not less than $500,000 in stated principal amount.

                  (b) Mandatory Prepayment. The Company shall prepay the Priority Notes as follows:

                           (1) On the fifteenth Business Day after the occurrence of any Change of Control (as that term is defined in Section 1109 of the Indenture), the Company shall prepay the Priority Notes in full at the then Accreted Value and further shall pay all interest then accrued and unpaid on the Priority Notes.

                           (2) Within 210 days after the occurrence of any Asset Sale (as that term is defined in Section 1016(a) of the Indenture), other than in a transaction permitted under Section 1016(b) of the Indenture, and prior to making any Asset Sale Purchase Offer in respect of such Asset Sale pursuant to Section 1016(a) of the Indenture, the Company shall prepay the Priority Notes (based on their then Accreted Value) and interest then accrued and unpaid on the portion of the principal of the Priority Notes represented by such Accreted Value in an amount that is equal to (i) the Net Cash Proceeds from such Asset Sale less (ii) all such Net Cash Proceeds that have then been reinvested in assets or property directly related to a Related Business of the Company or a Restricted

         Subsidiary (or to be so reinvested pursuant to a binding obligation that has then been entered into by the Company or such Restricted Subsidiary).

                  (c) Notice of Prepayments. The Company shall give each registered holder of Priority Notes written notice of each optional prepayment of Priority Notes pursuant to Section 2.5(a) not less than ten Business Days prior to the prepayment date, which notice shall (i) specify the prepayment date (which shall be a Business Day), (ii) state the amount to be applied to prepayment of the Priority Notes on such date, and (iii) set forth in reasonable detail calculations specifying the Accreted Value of the Priority Notes as of such date and all accrued and unpaid interest outstanding on the Priority Notes to and including such date. Upon the giving of any such prepayment notice, such amount shall become due and payable on such prepayment date.

                  (d) Partial Prepayments Made Ratably and Applied First to Interest. No partial prepayment of Priority Notes may be made unless, in the case of each such prepayment, the aggregate amount of principal being prepaid is allocated ratably among all Priority Notes then outstanding in proportion to the respective unpaid principal amount of each outstanding Priority Note. All prepayments in part shall be applied first to pay interest required to be prepaid.

                  (e) Purchase of Priority Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, purchase, redeem or otherwise acquire any Priority Note from any holder, except pursuant to a payment or prepayment in accordance with the specific terms of this Agreement or pursuant to a ratable purchase offer which is set forth in a writing submitted on identical terms to all holders of Priority Notes at least ten Business Days prior to the date on which such offer expires. Any Priority Note purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries shall immediately be retired and discharged and may not be reissued.

2.6      Costs and Expenses

                  Whether or not the Priority Notes are sold, the Company and the Subsidiary Guarantors agree to bear their own costs and expenses (including the fees and disbursements of counsel acting for any of them) and further jointly and severally agree upon demand to pay and make reimbursement for all expenses relating to this Agreement, including:

                           (a) each Purchaser's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement;

                           (b) the reasonable fees and other charges of the Purchasers' counsel, Latham & Watkins, in connection herewith;

                           (c) the cost of delivering to each Purchaser's home office or the office of such Purchaser's designee, insured to such Purchaser's satisfaction, the Priority Notes and the other documents contemplated hereby;

                           (d) any reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Priority Notes required in connection with the offer and sale of the Priority Notes at the Closing pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

                           (e) all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, advisors and expert witnesses, subject to receipt of reasonably detailed documentation thereof) incurred by any Purchaser or any beneficial owner or holder of any of the Priority Notes in connection with any amendment or modification of any of the Priority Notes Documents, or any waiver or consent granted thereunder or while any Event of Default is Continuing or in connection with the protection, preservation, collection or enforcement of any rights under this Agreement, the Priority Notes or any other Priority Notes Documents or the Priority Notes Collateral in any debt restructuring, legal proceedings or Bankruptcy, Insolvency or Liquidation Proceeding; and

                           (f) all other reasonable costs and expenses, including reasonable counsel fees and all fees and expenses payable to the Trustee, incurred in connection with the transactions contemplated by this Agreement.

                  The Company shall deliver to each Purchaser or to such other persons as such Purchaser shall direct, at the Closing, by intra-bank or federal funds bank wire transfer of same day funds, payment for all out-of-pocket expenses for which such Purchaser is entitled to reimbursement pursuant to this
Section 2.6 and the fees and expenses of the Purchasers' counsel payable pursuant to this Section 2.6, or at such Purchaser's election shall authorize such Purchaser to deduct such amount from the Purchase Price.

                  The obligations set forth in this Section 2.6 shall survive the payment of the Priority Notes and the termination of this Agreement.

2.7      Back-Stop Fee

                  At the Closing, the Company shall pay to TCW SHARED OPPORTUNITY FUND II, L.P., a Delaware limited partnership ("TCW"), a fee in the amount of $100,000, by intra-bank or federal funds bank wire transfer of same day funds or at TCW's election shall authorize TCW to deduct such amount from that portion of the Purchase Price payable by it. Such fee is payable solely as compensation for an offer by TCW (which offer lapsed upon execution and delivery of this Agreement by the Purchasers) to purchase any and all Priority Notes on the Closing Date on the terms herein set forth and is fully earned at the Closing and nonrefundable when paid.

2.8      Taxes

                  The Company and the Subsidiary Guarantors jointly and severally agree to pay all taxes, and all interest and penalties thereon, payable in connection with the issuance, sale, delivery or transfer of the Priority Notes and the execution, delivery, recordation, amendment or performance of the instruments and agreements contemplated hereby and will indemnify and hold harmless each Purchaser and each beneficial owner and registered holder of any of the Priority Notes against any and all liabilities with respect to all such taxes, without limitation as to time. The obligations set forth in this Section 2.8 shall survive the payment of the Priority Notes and the termination of this Agreement.

2.9      Indemnification

                  The Company and the Subsidiary Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Purchasers and each present and future beneficial owner and registered holder of the Priority Notes, or any interest therein, and each of their respective Account Managers, officers, directors, employees, attorneys, agents and Affiliates (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits and claims of any nature by any Person other than the Company or a Subsidiary Guarantor (collectively, "Claims") and all losses, liabilities, damages and expenses (including the reasonable fees and expenses of counsel engaged by any Indemnitee, whether or not suit is brought) in connection with any such Claim (collectively, the "Indemnified Liabilities") incurred by any Indemnitee as a result of, or arising out of, or relating to this Agreement, the Priority Notes, any of the other Priority Notes Documents, or, in each case, any of the documents, acts or events contemplated or referred to therein or transactions contemplated thereby or the enforcement of any of the terms thereof; provided, however, that the Company shall not be liable to any Indemnitee for Indemnified Liabilities consisting of an award of damages assessed against such Indemnitee in a judicial proceeding in which a final, non-appealable determination has been made that such damages are directly attributable to the gross negligence or willful misconduct of such Indemnitee.

                   In addition, the Company and the Subsidiary Guarantors jointly and severally agree to defend, indemnify, pay and hold the Indemnitees harmless from and against and shall reimburse the Indemnitees for, any and all losses, claims, liabilities, damages, injunctive relief, injuries to person, property or natural resources, fines, penalties, costs, expenses (including the reasonable fees and disbursements of counsel, whether or not suit is brought and specifically including special and local counsel and allocated costs of internal counsel, costs of any appeal, and costs of settlement actually incurred), actions and causes of action (collectively, "Hazardous Materials Costs and Liabilities") arising directly or indirectly, in whole or in part, out of the release, discharge, deposit, presence, transportation or storage or alleged release, alleged discharge, alleged deposit, alleged presence, alleged transportation or alleged storage of any hazardous materials at, on, under or from any real or personal property owned or leased by the Company or any Subsidiary or in or adjacent to any part of such property or in the soil or groundwater on or under such property, whether or not known to the Company or any of its Subsidiaries or to any Indemnitee, whether foreseeable or unforeseeable, regardless of the source of such release, discharge, deposit, presence, transportation or storage. The foregoing indemnity and the Hazardous Materials Costs and Liabilities shall include all costs in law or in equity of cleanup, removal, remediation and restoration of any kind and disposal of any such hazardous materials (whether or not now existing), all costs of determining whether any real or personal property owned or leased by the Company or any of its Subsidiaries is in compliance and causing such property to be or become in compliance with all applicable environmental laws, all costs and liabilities associated with claims for damages to persons, property or natural resources, and all environmental consultants' and attorneys' fees and costs. In no event shall any provision of this Section 2.9 be deemed to be a waiver of or to be in lieu of any right or claim, including any right of contribution or other right of recovery, that any Indemnitee might otherwise have against the Company or any of its Subsidiaries under any environmental laws or that the Company or any of its Subsidiaries might otherwise have against any third party.

                  If and to the extent any indemnification obligation set forth in this Section 2.9 is unenforceable as a matter of law for any reason or in any particular circumstance, the Company and each Subsidiary Guarantor shall make the maximum contribution to the payment and satisfaction of such obligation that it is permitted to make under applicable law.

                  The obligations set forth in this Section 2.9 shall survive the repayment of the Priority Notes.

SECTION 3.        CLOSING CONDITIONS

                  The obligation of each Purchaser to purchase and pay for the Priority Notes to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date:

3.1      Delivery of Documents

                  The Company shall have delivered to each Purchaser, in form and substance satisfactory to such Purchaser, the following:

                           (a) Counterparts of this Agreement duly executed and delivered by the Company, each Subsidiary Guarantor and each Purchaser.

                           (b) The Priority Notes being purchased by such Purchaser, duly executed by the Company, in the aggregate principal amount set forth below such Purchaser's name on the signature pages hereto.

                           (c) The First Supplemental Indenture, in substantially the form of Exhibit B attached hereto, duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, together with (i) all directions, certificates and legal opinions delivered to the Trustee in connection therewith, accompanied by a letter from the issuers thereof stating that the Purchasers shall have the right to rely thereon, (ii) a certificate of the Trustee, addressed to the Purchasers, certifying that an attached copy of the Indenture, as amended by the First Supplemental Indenture, is a true, correct and complete copy thereof and is in full force and effect, and (iii) a certificate of the registered holder of each Note Unit Certificate or Note Certificate that is Outstanding under the Indenture, certifying that the legend required under Section 201 of the Indenture has been placed thereon and attaching a copy thereof, showing such legend.

                           (d) A Global Amendment to Collateral Documents in substantially the form of Exhibit C attached hereto, duly executed by the

         Company, the Subsidiary Guarantors and the Trustee, together with (i) a certificate of the Trustee in the form of Exhibit D attached hereto,
         (ii) mortgage amendments in the form of Exhibits E-1, E-2 and E-3 attached hereto, duly executed, delivered and acknowledged by the Trustee and Subsidiary Guarantors named therein as party thereto, and
         (iii) an amendment to each financing statement on file against the Company or any Subsidiary Guarantor in any public office that names the Trustee as secured party, stating that Wells Fargo Bank, N.A. is the successor Trustee and Collateral Agent, setting forth an address of Wells Fargo Bank, N.A. from which information concerning the security interest may be obtained, and stating that the Trustee and Collateral Agent also act as agent for all present and future holders of $5,882,000 in principal amount of the Company's 13% Priority Secured Notes due December 31, 1998 and certain related guaranties and obligations.

                           (e) Legal opinion letters, dated the Closing Date and addressed to the Purchasers, by:

                                    (1)      Hughes Hubbard & Reed LLP, counsel
                  for the Company and the Subsidiary Guarantors, in substantially the form of Exhibit F attached hereto.

                                    (2)      Schreck, Jones, Bernhard, Woloson &
                  Godfrey, Nevada counsel for the Company and the Subsidiary Guarantors incorporated in the State of Nevada, in substantially the form of Exhibit G attached hereto.

                                    (3)      The Company's counsel in the States
                  of Mississippi and Colorado, in substantially the form of Exhibits H-1 and H-2, respectively, attached hereto.

                                    (4)      Cara Brown, the Company's General
                  Counsel, in substantially the form of Exhibit I attached hereto.

                                    (5)      Latham & Watkins, special counsel
                  for the Purchasers, in substantially the form of Exhibit J attached hereto.

                           (f) A certificate of the Chief Financial Officer and Vice President and General Counsel of the Company, dated the Closing Date, in substantially the form of Exhibit K attached hereto.

                           (g)      Certificates of the Secretary or an
         Assistant Secretary of the Company and each Subsidiary Guarantor, certifying (i) copies of resolutions of the Board of Directors of the Company or such Subsidiary Guarantor, as in effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Priority Notes Documents, the issuance and sale of the Priority Notes, and the consummation of transactions contemplated thereby, (ii) copies of the articles of incorporation and by-laws of the Company or such Subsidiary Guarantor, as in effect on the Closing Date, and (iii) as to the incumbency and signatures of each officer of the Company or such Subsidiary Guarantor who executed any document or otherwise acted for it as to the documents and matters set forth in this Section 3.

                           (h) A good standing certificate for the Company and each Subsidiary Guarantor issued by the Secretary of State for the State of Nevada and issued by the Secretary of State of the State of Mississippi as to the good standing of Fitzgeralds Mississippi, Inc.

                           (i) A Receipt for Funding in substantially the form of Exhibit L, duly executed by an authorized officer of the Company and each Subsidiary Guarantor.

                           (j) Such additional documents and materials as any Purchaser may reasonably request, including copies of any material contracts to which the Company or any Subsidiaries is a party.

3.2      Legal Investment

                  Each Purchaser's acquisition of the Priority Notes shall constitute a legal investment as of the Closing Date under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition in or pursuant to any such law, regulation or order; and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

3.3      Payment of Expenses

                  The Company shall have paid or reimbursed all of the Purchasers' expenses as provided in Section 2.6, including the reasonable fees and disbursements of Latham & Watkins through the date of Closing, and shall have paid the fee payable under Section 2.7.

3.4      Compliance with this Agreement

                  The Company and the Subsidiary Guarantors shall have performed and observed all obligations, covenants and conditions contained in any of the Priority Notes Documents which are required to be performed or observed by any of them on or before the Closing Date.

3.5      Compliance with Laws

                  The offering, issuance and sale of the Priority Notes under this Agreement shall be in compliance with all applicable requirements of federal and state securities laws and the Company and the Subsidiary Guarantors shall in all other respects have complied with all requirements of law applicable to the authorization, execution, delivery and performance of the Priority Notes Documents.

3.6      Representations and Warranties

                  Each statement, representation or warranty made in Section 4 or in any document delivered pursuant to Section 3.1 shall be true and correct on and as of the Closing Date.

3.7      No Default

                  No event which constitutes, or which upon the giving of notice or lapse of time (or both) would constitute, an Event of Default shall have occurred and be Continuing or would result from the issuance, sale or purchase of the Priority Notes.

3.8      Proceedings Satisfactory

                  All proceedings taken in connection with the sale of the Priority Notes, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to each Purchaser. Each Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or that are relied on or referred to in any certificates or opinions delivered at the Closing, all of which shall be in form and substance reasonably satisfactory to such Purchaser. Any document annexed to this Agreement or any other document contemplated by this Agreement not approved by any Purchaser in writing as to form and substance on the date this Agreement is executed shall be satisfactory in form and substance to such Purchaser.

3.9      No Legal Proceedings

                  There shall be no action, suit, investigation or proceeding pending or, the knowledge of the Company, any of its Subsidiaries or any Purchaser, threatened against or affecting the Company or any of its Subsidiaries or any Purchaser or any of their respective properties or rights or any of their respective Affiliates, Account Managers, associates, funds, officers or directors, before any court, arbitrator, administrative agency or governmental authority which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated hereby or (ii) questions the validity or legality of any such transactions or seeks to recover damages or obtain other relief relating to any such transactions.

3.10     No Material Adverse Change

                  No event or series of events shall have occurred since December 31, 1995, other than events disclosed in the Company's Quarterly Reports on Form 10-Q (or Form 10Q/A) filed for the first three quarters of 1996, that have had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY
           GUARANTORS

                  Each of the Company and the Subsidiary Guarantors represents and warrants, jointly and severally, as follows:

4.1      Organization; Corporate Power

                  Each of the Company and Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada or, in the case of Fitzgeralds Mississippi, Inc., the State of Mississippi, and has all requisite corporate power and authority to own or lease and operate its property, to carry on its business as now conducted and to enter into this Agreement and the other Priority Notes Documents and to issue and sell the Priority Notes and to carry out the transactions contemplated hereby and thereby.

4.2      Good Standing

                  The Company and each of its Subsidiaries is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had, would not have, and could not reasonably be expected to have, a Material Adverse Effect.

4.3      Business

                  The Company and its Subsidiaries are engaged only in the businesses described in the Prospectus or the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have conducted and are conducting such business in substantial compliance with all applicable laws and own or hold under lease all property, have entered into all contracts and agreements, and hold all required Gaming Licenses, necessary to conduct such businesses as presently conducted.

4.4      Subsidiaries

                  All of the Company's existing Subsidiaries are identified on
Schedule 4.4. All of the outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and such shares of capital stock are free and clear of any claim, Lien, encumbrance or agreement with respect thereto, other than the Liens granted to the Trustee or Collateral Agent pursuant to the Collateral Documents. Schedule 4.4 correctly sets forth the ownership of the stock of the Company and each of its Subsidiaries.

4.5      Authorization of Financing

                  The execution, delivery and performance of this Agreement and the other Priority Notes Documents, the issuance, sale, delivery and payment of the Priority Notes, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by the Company and each Subsidiary Guarantor.

4.6      No Conflict

                  The execution, delivery and performance by the Company and each Subsidiary Guarantor of each Priority Notes Document to which it is a party and the issuance, sale, delivery and payment of the Priority Notes and, in each case, the consummation of the transactions contemplated thereby, do not and will not (i) violate the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding upon any the Company or any of its Subsidiaries,
(ii) violate any provision of law, or any rules or regulations of any governmental authority, applicable to the Company or any of its Subsidiaries,
(iii) violate, conflict with, result in a material breach of or constitute (with notice or lapse of time or both) a default under (A) any Gaming License, (B) any indenture, mortgage or agreement governing or relating to the terms on which any Indebtedness of the Company or any Restricted Subsidiary was incurred, is secured or must be repaid, (C) any ground lease or other lease by which the Company or a Restricted Subsidiary has the right to possess casino or hotel space, (D) any lease of slot machines or gaming equipment, (E) the Main Street Option Agreement, or (F) any other agreement to which the Company or any of its Subsidiaries is a party or by which any of their property is bound, other than agreements ("Immaterial Agreements") under which it acquires readily replaceable goods or services or the loss of which and any liability on which could not reasonably be expected to have a Material Adverse Effect, (iv) other than Liens granted to the Trustee or Collateral Agent pursuant to the Priority Notes Collateral Documents, result in or require the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Company or any of its Subsidiaries, or (v) require any approval or consent of stockholders of the Company or any of its Subsidiaries or require any approval or consent of any Person under any indenture, mortgage, instrument, contract or other agreement, except Immaterial Agreements, to which the Company or any of its Subsidiaries is a party or by which any of their property is bound.

4.7      Governmental Approvals

                  Except as otherwise set forth on Schedule 4.7, the execution, delivery and performance by the Company and each Subsidiary Guarantor of each Priority Notes Document to which it is a party and the issuance, sale, delivery and payment of the Priority Notes by the Company and the consummation of the transactions contemplated hereby and thereby and the creation, perfection, and prioritization of Liens upon all Collateral to secure Priority Note Obligations pursuant to the Priority Notes Collateral Documents, do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any foreign or domestic federal, state or other governmental authority or regulatory body.

4.8      Due Execution and Delivery; Binding Obligations

                  This Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors and, at the Closing, each other Priority Notes Document then delivered pursuant to Section 3.1 will have been duly executed and delivered by the Company and the Subsidiary Guarantors and each other Person identified therein as a signatory party thereto, other than the Purchasers. This Agreement is, and, at the time of the Closing, the Priority Notes and each such other Priority Notes Document will be, the legal, valid and binding obligation of the Company, the Subsidiary Guarantors and each such other signatory party thereto, other than the Purchasers, enforceable against each of them in accordance with their respective terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies and (iii) the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

4.9      Securities Law Exemption

                  The offering, issuance and sale of the Priority Notes hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act and from all registration and qualification requirements under applicable state securities laws. With respect to the offering, issuance and sale of the Priority Notes, no form of general solicitation or general advertising was used by the Company or any Person acting for it as agent, broker, dealer or otherwise in connection with the offering or sale of the Priority Notes, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchasers are the sole purchasers of the Priority Notes. No securities of the same class as the Priority Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company understands that, for purposes of rendering the legal opinions to be delivered pursuant to Section 3.1, the Company's counsel and special counsel to the Purchasers will rely on the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

4.10     First Supplemental Indenture

                  As of the Closing, the amendments made to the Indenture pursuant to the First Supplemental Indenture are in full force and effect and binding upon the Company, the Subsidiary Guarantors, the Trustee and all present and future Holders of all Outstanding Notes.

4.11     Liens Securing Priority Note Obligations

                  As of the Closing, (i) the provisions of the Indenture and all Priority Notes Collateral Documents delivered at the Closing are effective to create legally enforceable Liens upon all of the Collateral to secure the Priority Note Obligations, except as otherwise set forth in the last paragraph of Section 1202(b) of the Indenture, (ii) such Liens are duly perfected as against all subsequent Lien creditors and bona fide purchasers of the Collateral or any such other property, except that mortgage amendments in the forms of Exhibits E-1, E-2 and E-3 must be filed for record in order to perfect the Liens created thereby (and will be filed promptly after the Closing) and except for buyers of inventory in the ordinary course of business, (iii) no further actions are required in order to perfect and maintain the perfection of such Liens upon any and all of the Collateral or such other property, except for (x) the filing of such mortgages for record, (y) maintenance of possession of pledged Collateral by the Trustee or Collateral Agent or an agent acting for either of them, and (z) the filing of continuation statements when required under the Uniform Commercial Code, (iv) such Liens are first and prior Liens, and (v) the provisions added to Section 1202(b) of the Indenture pursuant to the First Supplemental Indenture are enforceable in accordance with their terms.

4.12     Financial Condition; Ownership of Property

                  The consolidated balance sheets of the Company and its Subsidiaries at December 31, 1995 and the related consolidated statements of income and cash flows, which have been examined by Deloitte & Touche, LLP, who delivered an unqualified opinion with respect thereto, and the unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries as at the last day of each of the first three fiscal quarters of 1996 and the related consolidated statements of income and cash flows for periods then ended contained in the Company's Quarterly Reports on Form 10-Q (or Form 10-Q/A) for such periods, were prepared in conformity with GAAP. All such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for each of the periods covered thereby, subject, in the case of any unaudited interim financial statements, to changes resulting from normal year-end adjustments. Neither the Company nor any of its Subsidiaries has any contingent liability or any liability for taxes, long-term lease or forward or long-term commitment that is not reflected in such financial statements or the notes thereto. The Company and its Subsidiaries have good and valid fee title to its real property owned in fee and a valid leasehold interest in its leased real property and valid title to or beneficial ownership of all their other respective property reflected in such financial statements, or the notes thereto, except for assets acquired or disposed of in transactions that are permitted under the Indenture and except for such defects to title that are disclosed in the title insurance policies delivered to the Trustee to secure the Liens granted under the Collateral Documents or that have not had, do not have, and could not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens other than Permitted Liens. The Company and its Subsidiaries have quiet enjoyment, as sole lessee, under all of their real property leases. All of such leases are in full force and effect and are valid and enforceable in accordance with their terms (except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies and (iii) the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law), and no monetary or other material default exists under any of them.

4.13     Litigation; Adverse Facts

                  Except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 or Quarterly Reports on Form 10-Q (or Form 10-Q/A) for the first three quarters of 1996, there is no governmental investigation of which the Company or any of its Subsidiaries has or could reasonably be expected to have knowledge, and there is no action, suit, proceeding, governmental arbitration

(whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or governmental department, court, tribunal, commission, board, bureau, agency or instrumentality, domestic or foreign, threatened and about which the Company or any of its Subsidiaries has or could reasonably be expected to have knowledge, or pending against or affecting any the Company or any of its Subsidiaries or any of their respective properties which in the aggregate have or, if determined adversely to the Company or its Subsidiaries (except where, in the opinion of the Company's counsel, an adverse determination is improbable), would have a Material Adverse Effect. No such investigation, proceeding or matter is pending or has been overtly threatened by any Gaming Authority which considers or seeks, or (if adversely determined) might be expected to lead to, denial, revocation or suspension of any Gaming License. Neither the Company nor any of its Subsidiaries has received any notice of default under, or notice of termination of, any material contract, lease or other agreement or suffered any material damage, destruction or loss (whether or not covered by insurance) or had any employee strike, work-stoppage, slow-down or lock-out or received any overt threat thereof that in any case, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

4.14     Payment of Taxes

                  All tax returns and reports of the Company and each of its Subsidiaries required to be filed by any of them have been duly and timely filed. All taxes, assessments, fees and other governmental charges upon the Company and each of its Subsidiaries and upon any of their respective properties, income and franchises that are due and payable have been paid when due and payable, and there is no tax assessment pending against any of them.

4.15     No Indenture Defaults;  Main Street Option Agreement in Effect.

                  No Default or Indenture Event of Default has occurred at any time since December 19, 1995. The Main Street Option Agreement has not been amended since the date of the Indenture and remains in full force and effect and Fitzgeralds Black Hawk, Inc. owns and holds all rights thereunder, subject to the Liens created by the Collateral Documents. Fitzgeralds Black Hawk, Inc. owns 22% of the membership interests in Main Street, subject only to the Liens created by the Collateral Documents. Such membership interests are duly issued, fully paid and nonassessable.

4.16     Las Vegas and Tunica Expansions

                  The Fitzgeralds Las Vegas Expansion and the Fitzgeralds Tunica Expansion have been completed, except for punchlist items which require the completion or correction of minor aspects of the construction work. Except for the unpaid costs listed on Schedule 4.16(a), all Project Costs at any time incurred for the Fitzgeralds Las Vegas Expansion and the Fitzgeralds Tunica Expansion have been paid and appropriate lien waivers therefor have been delivered by the payee. Except for the claims and liens described on Schedule 4.16(b), no mechanics or materialsmens liens have been filed against any property that is part of Fitzgeralds Las Vegas or Fitzgeralds Tunica. There remains available for funding of Project Costs the sum of $4,520,947 in cash in reserve for payment of Project Costs.

4.17     Governmental Regulation

                  Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1934, the Federal Power Act, or the Investment Company Act of 1940, each as amended, or to any other foreign or domestic federal or state statute or regulation (including any applicable laws or regulations under the Interstate Commerce Act) limiting its ability to incur Indebtedness or to create Liens on any of its properties or assets to secure debt, except gaming laws.

4.18     Disclosure

                  The statements made in the Prospectus, in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Reports on Form 10-Q (or Form 10-Q/A) for the first three quarters of 1996, and in the Company's Solicitation of Consents of Holders dated December 23, 1996 were true in all material respects on the date such statements were made. No such statements, and no other statement, representation or warranty of the Company or any of its Subsidiaries contained in this Agreement, any Priority Notes Document or any other document, certificate, schedule or other writing furnished to the Purchasers at the Closing by or on behalf of the Company or any of its Subsidiaries, contained or will contain any untrue statement of a material fact or omitted to state a material fact at the time it was or is made or furnished, as the case may be, necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were or are made and, to the best knowledge of each of the Company, no such representation or warranty contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Company or any of its Subsidiaries that has had, would have or could reasonably be expected to have a Material Adverse Effect that has not been disclosed therein or herein.

4.19     Licenses, Permits and Authorizations

                  The Company and its Subsidiaries have all approvals, licenses and other permits of all governmental or regulatory agencies, whether foreign, domestic, federal, state or local, including Gaming Licenses, the absence of which could materially impair the operations of any business of the Company or any such Subsidiary as it is presently being conducted or would have or could reasonably be expected to have a Material Adverse Effect.

4.20     Hazardous Materials

                  Neither the Company nor any of its Subsidiaries and, to the best of their knowledge, after due inquiry, no predecessor in title to any of their property, nor any third person at any time occupying, adjacent to or present on any property owned or leased by any of them has at any time used, generated, disposed of, discharged, stored, transported to or from, released or threatened the release of any hazardous materials, in any form, quantity or concentration, on, from, under or affecting such property, and no hazardous materials are present or existing on, from, under or affecting any such property.

4.21     Margin Stock

                  None of the Collateral consists of "margin stock," and no proceeds of the issuance and sale of the Priority Notes will be used to purchase or carry "margin stock," as that term is defined in or for purposes of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

4.22     Permitted Intercompany Notes

                  As of the Closing Date, (i) Fitzgeralds Las Vegas, Inc. is indebted to the Company (without defense, offset or counterclaim) in a principal amount of $43,998,501, which includes $16,000,000 in Permitted Intercompany Loans made to Fitzgeralds Las Vegas, Inc. by funding disbursed from and available for disbursement from the Las Vegas Collateral Account, and such indebtedness is evidenced by that certain Permitted Intercompany Note dated December 19, 1995 pledged to and held by the Trustee as part of the Priority Notes Collateral and is secured by Liens upon the real and personal property comprising the assets of Fitzgeralds Las Vegas (other than Excluded Assets) which are held and enforceable by the Trustee as security for the Priority Note Obligations on a first and prior basis, and (ii) Fitzgeralds Mississippi, Inc. is indebted to the Company (without defense, offset or counterclaim) in a principal amount of $70,875,828, which includes $34,000,000 in Permitted Intercompany Loans made to Fitzgeralds Mississippi, Inc. by funding disbursed from and available for disbursement from the Tunica Collateral Account, and such indebtedness is evidenced by that certain Permitted Intercompany Note dated December 19, 1995 pledged to and held by the Trustee as part of the Collateral and is secured by Liens upon the real and personal property comprising the assets of Fitzgeralds Tunica (other than Excluded Assets) which are held and enforceable by the Trustee as security for the Priority Note Obligations on a first and prior basis.

4.23     Brokers

                  The Company has not dealt with any broker, finder, commission agent or other Person in connection with the sale of the Priority Notes and the transactions contemplated by this Agreement and the Company is not under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions. The Company has not paid and is not obligated to pay any fee or compensation to any Person for soliciting the consent of Holders to the First

Supplemental Indenture. The Company agrees to indemnify and hold the Purchasers harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and obligations in connection with or relating to any broker's or finder's fee or commission or similar payment in connection with such transactions, except with respect to such fees or commissions contracted by any Purchaser for its account.

4.24     Solvency

                  Neither the Company nor any of its Subsidiaries is or will be, after giving effect to the issuance of the Priority Notes and the execution, delivery and performance of the Priority Notes Documents, insolvent or left with unreasonably small capital with which to engage in its anticipated business. Based on Company management's reasonable future projections as to the financial performance of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has, or will have after giving effect to the issuance of the Priority Notes and the execution, delivery and performance of the Priority Notes Documents, incurred debts beyond its ability to pay such debts as they mature.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

                  Each Purchaser represents and warrants to the Company, severally as to such Purchaser only and not jointly with any other Purchaser, that:

5.1      Purchase for Own Account

                  Such Purchaser or its Account Manager is purchasing the Priority Notes to be purchased by it solely for such Purchaser's own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other person (other than for any such managed accounts) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the Priority Notes pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

5.2      Accredited Investor

                  Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters. It previously invested in securities similar to the Priority Notes. It acknowledges that the Priority Notes have not been registered under the Securities Act and understands that the Priority Notes must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement. It (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Priority Notes and is presently able to afford the complete loss of such investment. It is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. It has been afforded access to information about the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Priority Notes. Such Purchaser or such Account Manager acknowledges that it has conducted its own analysis of the Company's financial condition and other foregoing factors and such Purchaser has not relied upon the analysis of any other Purchaser in determining to make an investment in the Priority Notes.

5.3      Authorization

                  Such Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) to execute, deliver and perform its obligations under this Agreement. This Agreement is a legally valid and binding obligation of each Purchaser enforceable against it in accordance with its terms, except for (i) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies and (iii) the effect of general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.


SECTION 6.  COVENANTS

                  The Company and each of the Subsidiary Guarantors covenant and agree that, until Discharge of the Priority Obligations:

6.1      Additional Guarantors

                  Whenever any Subsidiary of the Company which is not, on the Closing Date, a Subsidiary Guarantor, becomes required (under the Indenture) to execute and deliver an Addendum to Subsidiary Guarantee, such Subsidiary will at the same time execute and deliver to the then registered holders of the Priority Notes an addendum to this Agreement by which such Subsidiary guarantees the Guaranteed Obligations as set forth in Section 7 (subject, in the case of Main Street, to the provisions of Section 1309 of the Indenture) and agrees to be bound by each and all of the representations, warranties, covenants and obligations binding on a Subsidiary Guarantor hereunder. Such addendum shall be accompanied (if and to the extent requested by any holder of Priority Notes) by each and all of the documents and assurances delivered by or relating to such Subsidiary which would have been required to be delivered at the Closing pursuant to Section 3.1, if such Subsidiary Guarantor had been a Subsidiary Guarantor on the Closing Date. After delivery of such addendum, the term "Subsidiary Guarantor" shall extend to and include such Subsidiary.

6.2      Indenture Covenants

                  The Company and each Subsidiary Guarantor will duly and punctually perform and observe each and all of the covenants, agreements and obligations set forth in Article Eight, Article Ten, Article Twelve and Article Sixteen of the Indenture, on the terms and conditions and in the form in effect at the Closing Date without giving effect to any subsequent amendment thereto, waiver thereunder or discharge thereof, except any amendment or waiver expressly approved in writing in accordance with Section 9.

6.3      Note Documents

                  Neither the Company nor any Subsidiary Guarantor will agree to any modification, amendment, termination, release or other discharge of or change in the Indenture, the Collateral Documents or any other Note Documents except upon express prior written consent of the Required Priority Noteholders, given in accordance with Section 9.

6.4      Use of Proceeds

                  The proceeds of the Purchase Price will be delivered to and used as set forth in the Receipt for Funding delivered pursuant to Section 3.1(i).

6.5      Waivers of Defenses and Setoff Rights

                  Each of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and any other Subsidiary Guarantor which is the obligor on a Permitted Intercompany Note acknowledges and agrees that (for as long as the Permitted Intercompany Notes are pledged to secure Priority Note Obligations or any Secured Obligations) it will not plead, interpose or otherwise in any manner assert or enforce any defense, setoff, counterclaim or any other right, claim or interest enforceable by it against the Company or any of the Company's Subsidiaries or Affiliates (whether based on a contract, tort, duty imposed by law, fiduciary duty or other legal obligation or any other theory of liability and whether related to any breach, crime, wrongful conduct or any other act, omission, event or circumstance of any and every type and description whenever occurring), in any action by the Trustee or Collateral Agent (or the successor or transferee of either of them) to collect any Permitted Intercompany Note or Permitted Intercompany Loan or to foreclose upon or enforce any Lien securing any Permitted Intercompany Note or Permitted Intercompany Loan or in any other action or proceeding (whether for declaratory judgment or otherwise) by or against the Trustee or Collateral Agent (or any such successor or transferee) in any manner relating to the Collateral or the foreclosure or enforcement of any Lien thereon.

6.6      Private Placement Number

                  The Company consents to the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

SECTION 7.  GUARANTIES

7.1      Subsidiary Guaranties

                  The Subsidiary Guarantors unconditionally and jointly and severally guaranty and promise to pay to the holders of Priority Note Obligations and Senior Claims (each a "Beneficiary"), on demand made at any time while any Event of Default is Continuing, in lawful money of the United States of America, any and all Guaranteed Obligations of the Company from time to time owed to the Beneficiaries. The term "Guaranteed Obligations" means any and all present and future obligations and liabilities of the Company of every type and description to the Beneficiaries under the Priority Notes, the Priority Notes Agreenent or any of the other Priority Notes Documents, whether for principal, premium (if any), interest, expenses, indemnities or other amounts, in each case whether due or not due, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding, and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or such obligation or liability may otherwise be unenforceable. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on the foregoing guaranty, which is a continuing guaranty of the Guaranteed Obligations and, except as otherwise provided in Section 1019(f) of the Indenture, may not be revoked and shall not otherwise terminate unless and until any and all Guaranteed Obligations have been indefeasibly paid and performed in full.

7.2      Nature of Guaranty

                  The liability of each Subsidiary Guarantor under Section 7.1 (or any addendum delivered by it pursuant to Section 6.1) is independent of and not in consideration of or contingent upon the liability of the Company or any other Obligor and a separate action or actions may be brought and prosecuted against any Subsidiary Guarantor, whether or not any action is brought or prosecuted against the Company or any other obligor or whether the Company or any other obligor is joined in any such action or actions. The guaranty given by each Subsidiary Guarantor pursuant to Section 7.1 (or such addendum) shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard to:

                           (a) the legality, validity or enforceability of the Priority Notes, this Agreement or any other Priority Notes Document, any of the Guaranteed Obligations, any Lien or Collateral or the guaranty given by any other Subsidiary Guarantor;

                           (b) any defense (other than payment), set-off or counterclaim that may at any time be available to the Company or any other obligor against, and any right of setoff at any time held by, any Beneficiary; or

                           (c) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary Guarantor or any other obligor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other obligor, in bankruptcy or in any other instance.

                  Any payment by the Company or any Subsidiary Guarantor or any other Person obligated in respect of any of the Guaranteed Obligations or any other circumstance that operates to toll any statute of limitations applicable to the Company, any Subsidiary Guarantor or any such other Person shall also operate to toll the statute of limitations applicable to the Company and each Subsidiary Guarantor.

7.3      Authorization

                  Each Subsidiary Guarantor authorizes each Beneficiary, without notice to or further assent by such Subsidiary Guarantor, and without affecting any Subsidiary Guarantor's liability hereunder (regardless of whether any subrogation or similar right that such Subsidiary Guarantor may have or any other right or remedy of such Subsidiary Guarantor is extinguished or impaired), from time to time to do any or all of the following:

                           (a) permit the Company to increase or create
         Guaranteed Obligations, or terminate, release, compromise, subordinate, extend, accelerate or otherwise change the amount or time, manner or place of payment of, or rescind any demand for payment or acceleration of, the Guaranteed Obligations or any part thereof, consent or enter into supplemental indentures or otherwise amend the terms and conditions of the Priority Notes Documents or any provision thereof;

                           (b) take and hold Collateral from the Company or any other Person, perfect or refrain from perfecting a Lien on such Collateral, and exchange, enforce, subordinate, release (whether intentionally or unintentionally), or take or fail to take any other action in respect of, any such Collateral or Lien or any part thereof;

                           (c) exercise in such manner and order as it elects in its sole discretion, fail to exercise, waive, suspend, terminate or suffer expiration of, any of the remedies or rights of such Beneficiary against the Company or any other obligor in respect of any Guaranteed Obligations or any Collateral;

                           (d) release, add or settle with the Company, any Subsidiary Guarantor or any other obligor in respect of any of the Guaranteed Obligations or any guaranty thereof or other obligation in respect thereof;

                           (e) accept partial payments on the Guaranteed Obligations and apply any and all payments or recoveries from any obligor or Collateral to such of the Guaranteed Obligations as any Beneficiary may elect in its sole discretion, whether or not such Guaranteed Obligations are secured or guaranteed;

                           (f) refund at any time, at such Beneficiary's sole discretion, any payments or recoveries received by such Beneficiary in respect of any Guaranteed Obligations or Collateral; and

                           (g) otherwise deal with the Company, any other Subsidiary Guarantor, any other Person obligated in respect of the Guaranteed Obligations and any Collateral as such Beneficiary may elect in its sole discretion.

7.4      Certain Waivers

                  Each Subsidiary Guarantor waives:

                           (a) the right to require the Beneficiaries to proceed against the Company, any other Subsidiary Guarantor or any other Person obligated in respect of the Guaranteed Obligations or to proceed against or exhaust any Collateral or to pursue any other remedy in any Beneficiary's power whatsoever and the right to have the property of the Company, any other Subsidiary Guarantor or any such other obligor first applied to the discharge of the Guaranteed Obligations;

                           (b) all rights and benefits under applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in other respects more burdensome than that of the principal;

                           (c) the benefit of any statute of limitations affecting the Guaranteed Obligations or any Subsidiary Guarantor's liability hereunder;

                           (d) any requirement of marshaling or any other principle of election of remedies;

                           (e) any right to assert against any Beneficiary any defense (legal or equitable), set-off, counterclaim and other right that any Subsidiary Guarantor may now or any time hereafter have against the Company, any other Subsidiary Guarantor or any such other obligor;

                           (f)      presentment, demand for payment or
         performance (including diligence in making demands hereunder), notice of dishonor or nonperformance, protest, acceptance and notice of acceptance of this Subsidiary Guarantee, and, except to the extent expressly required by the Priority Notes Documents, all other notices of any kind, including (i) notice of any action taken or omitted by the Beneficiaries in reliance hereon,
         (ii) notice of any default by the Company, any other Subsidiary Guarantor or any such other obligor, (iii) notice that any portion of the Guaranteed Obligations is due, (iv) notice of any action against the Company, any other Subsidiary Guarantor or any such other obligor, or any enforcement of other action with respect to any Collateral, or the assertion of any right of any Beneficiary hereunder;

                           (g) all defenses that at any time may be available to any Subsidiary Guarantor by virtue of any valuation, stay, moratorium or other law now or hereafter in effect; and

                           (h) to the extent provided under Section 40.495 of Nevada Revised Statutes ("N.R.S."), the applicable provisions of N.R.S. Section 40.430 and applicable laws of the State of Mississippi.

7.5      No Subrogation; Certain Agreements

                           (a) EACH SUBSIDIARY GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHTS TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT ANY BENEFICIARY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE GUARANTEED OBLIGATIONS AGAINST THE COMPANY OR ANY OTHER OBLIGOR (OTHER THAN RIGHTS OF CONTRIBUTION FROM OTHER SUBSIDIARY GUARANTORS), ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, WHETHER REAL OR PERSONAL PROPERTY, NOW OR HEREAFTER HELD BY ANY BENEFICIARY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) ANY SUBSIDIARY GUARANTOR MAY HAVE AGAINST THE COMPANY, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT UNDER THE SUBSIDIARY GUARANTEE, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN PAID IN FULL.

                           (b) Each Subsidiary Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Company, each other Subsidiary Guarantor and each other Person at any time obligated in respect of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or the Subsidiary Guarantee of any other Subsidiary Guarantor that diligent inquiry would reveal, and agrees that the Beneficiaries shall have no duty to advise any Subsidiary Guarantor of information regarding such condition or any such circumstances.

7.6      Bankruptcy No Discharge

                           (a) Without limiting Section 7.2, the liability of any Subsidiary Guarantor under Section 7.1 (or any addendum executed and delivered by it pursuant to Section 6.1) shall not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against the Company or any other Subsidiary Guarantor or any other Person obligated in respect of the Guaranteed Obligations, including (i) any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations in or as a result of any such proceeding, whether or not assented to by any Beneficiary, (ii) any disallowance of all or any portion of any Beneficiary's claim for repayment of the Guaranteed Obligations, (iii) any use of cash or other collateral in any such proceeding, (iv) any agreement or stipulation as to adequate protection in any such proceeding, (v) any failure by any Beneficiary to file or enforce a claim against the Company, any Subsidiary Guarantor or any such other obligor or its estate in any bankruptcy or reorganization case, (vi) any amendment, modification, stay or cure of any Beneficiary's rights that may occur in any such proceeding, (vii) any election by any Beneficiary under Section 1111(b)(2) of the Bankruptcy Code, or (viii) any borrowing or grant of a Lien under Section 364 of the Bankruptcy Code. Each Subsidiary Guarantor understands and acknowledges that by virtue of its guaranty of the Guaranteed Obligations, it has specifically assumed any and all risks of any such proceeding with respect to the Company, any other Subsidiary Guarantor or any such other obligor.

                           (b) Notwithstanding anything in this Section 7 to the contrary, any Event of Default shall render all Guaranteed Obligations automatically due and payable for purposes of the liability of each Subsidiary Guarantor under Section 7.1 (or any addendum executed and delivered by it pursuant to Section 6.1), without demand on the part of any Beneficiary, the Trustee, the Collateral Agent or any other Person.

                           (c) Notwithstanding anything to the contrary herein contained, the liability of each Subsidiary Guarantor under
         Section 7.1 (or any addendum
         executed and delivered by it pursuant to Section 6.1), and all Liens on the Collateral securing the Guaranteed Obligations, shall continue to be effective or be reinstated, as the case may be, if at any time (i) any payment, or any part thereof, of any or all of the Guaranateed Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by any Beneficiary in connection with any bankruptcy, reorganization or similar proceeding involving the Company, any other Subsidiary Guarantor or any other Person or otherwise, (ii) the proceeds of any Collateral are required to be returned by any Beneficiary under any such circumstances, or (iii) any Beneficiary elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received.

7.7      Severability of Void Obligations under Subsidiary Guarantee

                  The obligations of any Subsidiary Guarantor hereunder shall be limited to the maximum amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law.

7.8      Right of Contribution

                  In order to provide for just and equitable contribution among the Subsidiary Guarantors in connection with their guaranties of the Guaranteed Obligations, the Subsidiary Guarantors have agreed among themselves that if any Subsidiary Guarantor satisfies some or all of the Guaranteed Obligations (a "Funding Subsidiary Guarantor"), the Funding Subsidiary Guarantor shall be entitled to contribution from the other Subsidiary Guarantors that have positive Maximum Net Worth (as defined below) for all payments made by the Funding Subsidiary Guarantor in satisfying the Guaranteed Obligations, so that each Subsidiary Guarantor that remains obligated under the Subsidiary Guarantee at the time that a Funding Subsidiary Guarantor makes such payment (a "Remaining Subsidiary Guarantor") and has a positive Maximum Net Worth shall bear a portion of such payment equal to the percentage that such Remaining Subsidiary Guarantor's Maximum Net Worth bears to the aggregate Maximum Net Worth of all Remaining Subsidiary Guarantors that have positive Maximum Net Worth.

                  As used herein, "Net Worth" means, with respect to any Subsidiary Guarantor, the amount, as of any date of calculation, by which the sum of a Person's assets (including subrogation, indemnity, contribution, reimbursement and similar rights that such Subsidiary Guarantor may have), determined on the basis of a "fair valuation" or their "fair salable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws) is greater than the amount that will be required to pay all of such Person's debts, in each case matured or unmatured, contingent or otherwise, as of the date of calculation, but excluding liabilities arising under the Subsidiary Guarantee and excluding, to the maximum extent permitted by Applicable Law with the objective of avoiding rendering such Person insolvent, liabilities subordinated to the Guaranteed Obligations arising out of loans or advances made to such Person by any other Person. "Maximum Net Worth" means, with respect to any Subsidiary Guarantor, the greatest of the Net Worths calculated as of the following dates: (A) the date on which the Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder, (B) the date on which such Subsidiary Guarantor expressly reaffirms the Subsidiary Guarantee, (C) the date on which demand for payment is made on such Subsidiary Guarantor hereunder, (D) the date on which payment is made by such Subsidiary Guarantor hereunder or (E) the date on which any judgment, order or decree is entered requiring such Subsidiary Guarantor to make payment hereunder or in respect hereof. The meaning of the terms "fair valuation" and "fair salable value" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

7.9      Additional Subsidiary Guarantors

                  Each Subsidiary of the Company that executes and delivers an addendum pursuant to Section 6.1 shall be a Subsidiary Guarantor as if such Subsidiary had been a signatory to this Agreement, and no such addendum must be executed and delivered by any other Subsidiary Guarantor or any other Person. Each of the Company and the Subsidiary Guarantors hereby consents to any such addendum, whether or not it receives notice thereof.

SECTION 8.                 DEFAULTS AND REMEDIES

8.1      Events of Default

                  Each of the following occurrences shall constitute an Event of
Default:

                  (1) Any Indenture Event of Default occurs, whether or not such Indenture Event of Default is effectively waived by or on behalf of the Trustee or the Holders of Outstanding Notes.

                  (2) The Company fails to pay when due the principal of the Priority Notes, or any interest thereon, or any mandatory prepayment required under Section

2.5(b), or any optional prepayment of which the Company has given notice pursuant to Section 2.5(c).

                  (3) Any statement, representation or warranty made in Section 4 proves to have been inaccurate, untrue or misleading in any material respect when it was made.

                  (4) A Subsidiary of the Company fails to execute and deliver any addendum which it is required to execute and deliver pursuant to Section 6.1, and such failure continues for ten Business Days after notice thereof is given to the Company and the Trustee.

                  (5) The Company or any Subsidiary Guarantor fails to perform any obligation set forth in this Agreement (other than those referred to elsewhere in this Section 8.1) and such failure continues for ten Business Days after notice thereof is given to the Company and the Trustee.

                  (6) The Trustee or Collateral Agent fails to hold lawful, enforceable, duly perfected first priority Liens, as first and prior security for the Priority Note Obligations, on (i) the Permitted Intercompany Note issued by Fitzgeralds Las Vegas, Inc., secured by Liens on all of its property (except Excluded Assets) that are effectively reprioritized pursuant to Section 1202(b) of the Indenture, (ii) the Permitted Intercompany Note issued by Fitzgeralds Mississippi, Inc., secured by Liens on all of its property (other than Excluded Assets) that are effectively reprioritized pursuant to Section 1202(b) of the Indenture, (iii) all interest of Fitzgeralds Black Hawk, Inc. in the membership interests in Main Street and under the Main Street Option Agreement, or (iv) any other Collateral having a value in excess of $10,000,000, and such failure continues for ten Business Days after notice thereof is given to the Company and the Trustee.

                  (7) The guaranty given by any Subsidiary Guarantor in Section 7, or in an addendum to this Agreement delivered pursuant to Section 6.1, shall be held invalid or unenforceable in any judicial proceedings, or the payment of the Guaranteed Obligations under such guaranty in accordance with the terms of
Section 7 or such addendum shall for any reason cease to be valid and binding on such Subsidiary Guarantor, or the validity or enforceability of such guaranty shall be contested or disavowed by such Subsidiary Guarantor.

8.2      Acceleration

                  Upon and at any time after the occurrence of any Event of Default, for as long as such Event of Default may be Continuing, the Required Priority Noteholders may declare the Priority Notes to be immediately due and payable and thereupon (and, in the case of any Event of Default consisting of the commencement or continuation of any Bankruptcy, Insolvency or Liquidation Proceeding, automatically and without any need for such declaration) the Priority Notes shall immediately become and be fully due and payable, in an amount equal to the then Accreted Value thereof, together with (i) all unpaid interest then accrued thereon and (ii) additional interest then and thereafter accruing on such Accreted Value at the Effective Equivalent Rate plus the Default Premium.

                  Each registered holder of any Priority Note may enforce collection of the payment of such Priority Note or any Subsidiary Guarantor's guarantee thereof by any lawful means, acting independently, whether or not enforcement is also sought by any other holder.

8.3      Enforcement of Security

                  At any time after the Company fails to pay the Priority Notes in full and in cash at their scheduled maturity or after the maturity of the Priority Notes is accelerated pursuant to Section 8.2, the Required Priority Noteholders may deliver to the Trustee or Collateral Agent such notice thereof and such direction with respect to the foreclosure and enforcement of the Liens securing Priority Note Obligations as may be permitted under the Indenture.

8.4      Right of Set-off

                  Whenever any Event of Default is Continuing, each beneficial owner and each registered holder of any Priority Note (and each holder of a participation or other interest therein) and each of their transferees and successors shall have the right, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other liability at any time owing by such owner, holder, participant, transferee or successor to or for the credit or the account of the Company or any Subsidiary Guarantor against any and all liability of the Company or such Subsidiary Guarantor for Priority Note Obligations, whether or not any demand for payment has then been made or any notice has then been given under this Agreement and whether or not such deposit or liability is then due or unmatured. Prompt notice of any such setoff shall be given by the Person effectuating such setoff to the Company and any affected Subsidiary Guarantor, but the failure to give such notice shall not affect the validity of such set-off and application. The rights of such owners, holders, participants, transferees and successors under this Section 8.4 are in addition to all other rights and remedies (including other rights of set-off) granted or available to any of them.

8.5      Remedies Cumulative

                  Each right and remedy granted or available to any owner or holder of Priority Notes upon the occurrence of an Event of Default may be exercised and enforced either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of any such owner or holder (or any holder of a participation) against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

SECTION 9.                 AMENDMENTS AND WAIVERS

                  This Agreement and the other Priority Notes Documents may not be changed orally, but (subject to the provisions of this Section 9) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Any term, covenant, agreement or condition of this Agreement or any of the other Priority Notes Documents may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Required Priority Noteholders and, in the case of any matter governed by clause
(iii) in Section 902(a) of the Indenture, the consent in writing of the holders of at least 66 2/3% in principal amount of outstanding Priority Notes; provided, however, that:

                           (a) Without the written consent of the holders of all of Priority Notes then outstanding, no such amendment or waiver shall be effective that (i) extends the time of payment or mandatory prepayment on any Priority Note or changes the definition of "Accreted Value" or reduces the principal amount or Accreted Value of any Priority Note or the rate of interest thereon, (ii) alters any of the prepayment provisions of Section 2.5, (iii) changes the currency in which the Priority Notes are payable, (iv) directs the Trustee to release or subordinate, or amends the Indenture or Priority Notes Collateral Documents so as to release or subordinate, all or substantially all of the Priority Notes Collateral, (v) changes the definition of "Required Priority Noteholders" or (vi) alters the provisions of this Section 9, and

                           (b) For the purposes of this Section 9 and the definition of "Required Priority Noteholders," no Priority Note in which the Company, any

         Subsidiary of the Company or any shareholder, director or Affiliate of the Company or any Subsidiary of the Company owns any beneficial interest shall be deemed (to the extent of such beneficial interest) to be outstanding.

                  The Company shall promptly send copies of any request for consent, amendment or waiver (and any request for any such amendment, consent or waiver) relating to this Agreement or the Priority Notes to the registered holder of each Priority Note. No waiver of any right or remedy hereunder shall be effective unless in writing and then only with the written concurrence of the Required Priority Noteholders or all holders as set forth above. No fee or other consideration of any kind may be paid in connection with any amendment, modification or waiver under any Priority Notes Document unless such fee or other consideration is offered on a ratable basis to all holders of Priority Notes who give their timely consent thereto.

                  Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No course of dealing between the Company and any holder and no failure to exercise or delay in exercising any rights or remedies hereunder or under any Priority Note or any other Priority Notes Document shall operate as a waiver of any rights or remedies of any holder, and no single or partial exercise by any holder of any right or remedy under this Agreement or any other Priority Notes Document shall preclude any other or further exercise thereof or the exercise of any right or remedy.

SECTION 10.                MISCELLANEOUS

10.1     Survival of Representations and Warranties

                  All representations and warranties contained herein or made in writing by or on behalf of the Company and the Subsidiary Guarantors in connection herewith shall survive the execution and delivery of this Agreement, the Priority Notes Documents and the Priority Notes, the transfer of any Priority Notes or portion thereof or interest therein and the payment of any Priority Note, and may be relied upon by the Purchasers, each present and future holder of the Priority Notes and present and future owner of any beneficial interest in the Priority Notes, regardless of any investigation made at any time by or on behalf of the Purchasers or any holders of any Priority Note or any beneficial interest therein.

10.2     Entire Agreement

                  This Agreement, the Priority Notes and the other Priority Notes Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

10.3     Successors and Assigns

                  All covenants and agreements in this Agreement and each other Priority Notes Document by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including all future holders of Priority Notes and owners of a beneficial interest therein), whether so expressed or not; provided, however, that the Company may not transfer or assign any of its rights or obligations under this Agreement or any other Priority Notes Document (except in a transaction permitted under Section 801 of the Indenture), without the prior written consent of all holders of Priority Notes.

10.4     Disclosure to Other Persons

                  Each holder of Priority Notes agrees to hold in confidence and not disclose any written information (other than information (i) that was publicly known or otherwise known to such holder at the time of disclosure, except pursuant to disclosure in connection with this Agreement, (ii) that subsequently becomes publicly known through no act or omission by such holder, or (iii) that otherwise becomes known to such holder, other than through disclosure by the Company or any of its Subsidiaries) delivered or made available by or on behalf of the Company or any of its Subsidiaries to such holder in connection with or pursuant to this Agreement that is proprietary in nature and clearly marked or labeled as being confidential information; provided, however, that nothing herein shall prevent the holder of any Priority Notes from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other proprietary and confidential information disclosed to such holder by or on behalf of the Company or any of its Subsidiaries to (a) the owner of a beneficial interest in such holder's Priority Notes, if bound in writing by the terms of this Section 10.4, (b) such holder's or beneficial owner's directors, officers, employees, agents and professional consultants, if so bound, (c) any other holder or beneficial owner of any Priority Notes that is so bound, (d) any Person, so bound, to which such holder or beneficial owner sells or offers to sell such Priority Notes or any part thereof, (e) any Person, so bound, to which such holder or beneficial owner sells or offers to sell a participation in all or any part of such Priority Notes, (f) any federal or state regulatory authority having jurisdiction over such holder, (g) the National Association of Insurance Commissioners or any similar organization or (h) any other Person to which such delivery or disclosure may be necessary or appropriate (1) in compliance with any law, rule, regulation or order applicable to such holder, (2) in response to any subpoena or other legal process, (3) in connection with any litigation to which such holder or beneficial owner is a party or (4) in order to protect such holder's or beneficial owner's investment in such Priority Notes.

10.5     Notices

                  All communications provided for hereunder shall be in writing and sent by telecopier, certified or registered first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to it at the address specified for such communications on the Purchaser Schedule, or to such other address as such Purchaser may then most recently have designated to the Company in writing, (ii) if to any other holder of any Priority Notes, addressed to such holder at the registered address of such holder as set forth in the register kept by the Company at its office as provided in Section 2.3, and (iii) if to the Company or any Subsidiary of the Company, addressed to it at 310 Fremont Street, Las Vegas, Nevada 89101 (telecopier number: (702) 382-5562), Attention: Chief Financial Officer.

10.6     Descriptive Headings

                  Descriptive headings of sections of this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not be used to construe, interpret, limit or expand the provisions herein.

10.7     Satisfaction Requirement

                  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its own independent judgment exercised in good faith and without regard to what others may consider reasonable unless a different standard is required by law or provided by agreement in any specific instance.

10.8     Independence of Covenants

                  All covenants hereunder shall be given independent effect.

10.9     Severability

                  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all rights and privileges of each Purchaser and each other holder of Priority Note Obligations shall be enforceable to the fullest extent permitted by law.

10.10    Waiver of Jury Trial; Consent to Jurisdiction

                  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE COMPANY, SUBSIDIARY GUARANTORS AND PURCHASERS HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER PRIORITY NOTES DOCUMENTS. EACH OF THE COMPANY, SUBSIDIARY GUARANTORS AND PURCHASERS FURTHER IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AGREES THAT ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE COMPANY, ANY SUBSIDIARY GUARANTOR OR ANY PURCHASER WITH RESPECT TO ANY OF THE PRIORITY NOTE OBLIGATIONS, THIS AGREEMENT, ANY OTHER PRIORITY NOTES DOCUMENT OR ANY RELATED AGREEMENT, BREACH, ACT, OMISSION, TRANSACTION OR EVENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS AND THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY. EACH OF THE COMPANY, SUBSIDIARY GUARANTORS AND PURCHASERS FURTHER IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED IN THE AFORESAID COURTS AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OF VENUE OR BASED UPON FORUM NON CONVENIENS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY, SUBSIDIARY GUARANTORS AND PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY, SUBSIDIARY GUARANTORS AND PURCHASERS IN THE COURTS OF ANY OTHER JURISDICTION.

10.11  Waiver of Claim for Special, Indirect, Consequential and Punitive Damages

                  Neither the Purchasers nor any of the Purchasers' affiliates, Account Managers, directors, officers, employees, attorneys or agents shall ever be liable under or in respect of this Agreement or any other Priority Notes Document or the financing transactions contemplated hereby or any act, omission, breach, tort, wrongful conduct, occurrence or event in any manner related hereto, on any theory of liability (whether contract, tort, duty imposed by law, or otherwise), for any special, indirect or consequential damages or, to the fullest extent a claim for punitive damages may be waived by law, for punitive damages, and the Company and each Subsidiary Guarantor hereby waive, release and agree never to sue upon any claim for any such damages.

10.12  Governing Law

                  THIS AGREEMENT AND THE PRIORITY NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

10.13  Counterparts

                  This Agreement and any amendments, waivers, consents, or supplements hereto or hereunder may be executed in any number of counterparts, and by different parties hereto or thereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto; provided, however, that any Purchaser may deliver its counterpart signature page hereto by telecopy to the special counsel to the Purchasers, which delivery shall be binding on such Purchaser, and provided further, that any such Purchaser shall promptly provide such special counsel with an adequate number (as determined by such special counsel) of originally executed signature pages hereto.

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

FITZGERALDS GAMING CORPORATION, a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary


FITZGERALDS SOUTH, INC., a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary


FITZGERALDS RENO, INC., a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary


FITZGERALDS INCORPORATED, a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary

FITZGERALDS LAS VEGAS, INC., a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary


FITZGERALDS FREMONT EXPERIENCE CORPORATION, a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary


FITZGERALDS MISSISSIPPI, INC., a Mississippi corporation formerly known as Polk Landing Entertainment Corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary



FITZGERALDS BLACK HAWK, INC., a Nevada corporation



By:
   ---------------------------------------------------
      Name:       Fernando Bensuaski
      Title:      Executive Vice President & Secretary

THE NOTE PURCHASERS


      TCW SHARED OPPORTUNITY FUND II, L.P.

      By:         TCW INVESTMENT MANAGEMENT COMPANY,
                  its Investment Advisor



                  By:
                     -----------------------------------
                       Name:
                       Title:



                  By:
                     -----------------------------------
                       Name:
                       Title:


      JEFFERIES & COMPANY, INC.



      By:
         -----------------------------------
           Name:
           Title:


      PUTNAM HIGH YIELD ADVANTAGE FUND



      By:
         -----------------------------------
           Name:
           Title: